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                              CARTER HOLDINGS, INC.
                                       to
                              STATE STREET BANK AND
                                  TRUST COMPANY
                                     Trustee

                           ---------------------------

                                  SUPPLEMENTAL
                                    INDENTURE
                           Dated as of March 25, 1997
                             amending and restating
                                  the INDENTURE
                                   Dated as of
                                October 30, 1996

                           ---------------------------

                                   $20,000,000
                12% Senior Subordinated Notes Due October 1, 2008

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SECTION 1.01.  Definitions...........................................         1

SECTION 9.03.  Waiver of Certain Covenants...........................        54

SECTION 9.04.  Limitation on Restricted Payments.....................        54

SECTION 9.05.  Limitation on Restrictions on Distributions from
               Restricted Subsidiaries...............................        57

SECTION 9.06   Limitation on Indebtedness............................        58

SECTION 9.07.  Limitation on Transactions with Affiliates............        61

SECTION 9.08.  Change of Control.....................................        61

      This SUPPLEMENTAL INDENTURE (this "Indenture") is dated as of March 25, 1997 from CARTER HOLDINGS, INC., a Massachusetts corporation (the "Company"), to STATE STREET BANK AND TRUST COMPANY (the "Trustee"), and amends and restates the Indenture dated as of October 30, 1996 (the "Existing Indenture") in its entirety.

                             RECITALS OF THE COMPANY

      For the lawful corporate purposes, the Company has duly authorized the issue of its 12% Senior Subordinated Notes dues October 1, 2008 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of the Existing Indenture.

      All acts and things necessary to constitute this Indenture a valid agreement according to its terms, have been done and performed, including obtaining the consent of all holders of outstanding Notes as required by the Existing Indenture, and the execution of this Indenture and the issue hereunder of the currently outstanding and future Notes in all respects have been duly authorized.

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      In consideration of the premises, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

                                   ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.01. Definitions.

      The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words "herein," "hereof" and "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article One include the plural as well as the singular.

      Acquisition means the acquisition on October 30, 1996, by the Company, management and certain other investors, through the merger of TWCC Acquisition Corp., a wholly owned subsidiary of the Company, with and into Carter,

      Act when used with respect to any Holder, has the meaning specified in
Section 1.04.

      Additional Assets means (i) any property or assets (other than Indebtedness and Capital Stock of the acquiring person) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii)

Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

      AFFILIATE of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Notes, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      AUTHENTICATING AGENT means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

      ASSET DISPOSITION means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purpose of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary; (ii) a disposition of property or assets in the ordinary course of business; (iii) leases or subleases to third parties of real property owned in fee or leased by the Company or its Subsidiaries; (iv) a disposition of a lease of real property; (v) for purposes of Section 9.14 only, a disposition subject to Section 9.04 and Article 7; and (vi) any disposition of property of the Company or any of its Subsidiaries that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out.

      AVERAGE LIFE means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      BANK AGENT means (a) Chase Manhattan Bank as long as Chase Manhattan Bank is the Administrative Agent under the Senior Credit Facility and (b) thereafter, any other administrative agent under the Senior Credit Facility.

      BANK INDEBTEDNESS means any and all amounts payable under or in respect of the Senior Credit Facility, the other Senior Credit Documents and the Refinancing Indebtedness with respect thereto, as amended, supplemented or otherwise modified from time to time, including increases in the principal amount thereof permitted under this Indenture and including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof

      BANKRUPTCY LAW means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.

      BANKS has the meaning specified in the Senior Credit Facility.

      BOARD OF DIRECTORS means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

      BUSINESS DAY means any day other than a Saturday, Sunday or other day on which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City.

      CAPITAL STOCK of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      CAPITALIZED LEASE OBLIGATION means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

      CARTER means The William Carter Company, a Massachusetts corporation.

      CARTER SUBORDINATED DEBT means the 10 3/8% Senior Subordinated Notes due 2006 of Carter outstanding from time to time.

      CHANGE OF CONTROL means the occurrence of any of the following events:

      (a) at any time prior to the first Public Offering of Voting Stock of the Company or the Operating Company, as the case may be, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the voting power of the Voting Stock of the Company, or the Company shall cease to own 100% of the issued and outstanding Voting Stock of the Operating Company, whether as a result of issuance of securities of the Operating Company or the Company, as the case may be, any merger, consolidation, liquidation or dissolution of the Operating Company or the Company, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to own beneficially any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation') so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent corporation);

      (b) at any time after the first Public Offering of Voting Stock by the Company or the Operating Company, as the case may be, if any Person (other than one or more Permitted Holders), directly or indirectly, is or becomes the beneficial owner of 40% or more, on a fully diluted basis, of the voting power of the outstanding Voting Stock of the Company, or the Operating Company, as the case may be (excluding, for purposes of such determination, the percentage, on a fully diluted basis, of the Voting Stock of the Company outstanding on the date hereof and owned, directly or indirectly, by such Person or Persons), provided that the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company, or the Operating Company, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, or the Operating Company, as the case may be (for the purposes of this clause (b), such other person shall be deemed to beneficially own any voting stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in clause
(a)), directly or indirectly, 40% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

      (c) at any time after the first Public Offering of Voting Stock by the Company or the Operating Company, as the case may be, (i) any Person (other than one or more Permitted Holders) nominates one or more individuals for election to the board of directors of the Company or the Operating Company, as the case may be, and solicits proxies, authorizations or consents in connection therewith and
(ii) as a result, such number of nominees elected to serve on the board of directors represents a majority of the board of directors of the Company or the Operating Company, as the case may be, following such election.

      COMMISSION means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing, the body performing its duties at such time.

      COMPANY means Carter Holdings, Inc. and any corporation that succeeds to Carter Holdings, Inc. or any successor corporation pursuant to the provisions of Article Seven, and thereafter "Company" shall mean such successor corporation.

      COMPANY ORDER or COMPANY REQUEST means a written order or request signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Clerk or an Assistant Clerk, and delivered to the Trustee.

      CONSOLIDATED COVERAGE RATIO as of any date of determination means the ratio of(i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) the Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any Restricted Subsidiary (1) has incurred any Indebtedness (other than Indebtedness incurred for working capital purposes under a revolving credit facility) since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (2) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (B) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of a company, business or group of assets comprising an operating unit, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale); (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness ) as if such Investment or acquisition occurred on the first day of such period; and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

      Consolidated Interest Expense means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent incurred by the Company and its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest,
(iv) non-cash interest expense (excluding amortization of debt issuance costs, commissions, and other fees and expenses), (v) commissions, discounts and other fees and charges attributable to letters of credit and bankers acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person,
(vii) net costs associated with any Hedging Obligations (including amortization of fees), and (viii) the product of (A) all preferred stock dividends in respect of all preferred stock of Subsidiaries of the Company (excluding the Existing Preferred Stock) and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

      Consolidated Net Income means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries before any reduction in respect of Preferred Stock dividends plus, in each case, to the extent deducted in determining net income for such period, any expenses incurred in connection with the Acquisition (other than the amortization of the prepaid management fee) including without limitation, management bonuses and payments under the management incentive and equity participation plans; provided, however, that there shall not be included in such Consolidated Net Income:

      (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iv) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

      (ii) any expense recognized (net of tax benefits related thereto) as a consequence of payments permitted to be made by the Operating Company and the Company under clauses (b)(vi)(B) of Section 4.04 of the Carter Subordinated Debt indenture,

      (iii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

      (iv) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (v) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause),
            (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, and (C) such restrictions imposed on the Operating Company shall be disregarded for purposes of this definition,

      (v) any gain or loss realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale of other disposition of any Capital Stock of any Person,

      (vi) any extraordinary or non-recurring gain, loss or charge (together with any related provisions for taxes on such extraordinary or non-recurring gain, loss or charge), and

      (vii) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP).

      CONSOLIDATED NET WORTH means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      Consolidation means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in a Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

      Currency Agreement means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

      Custodian means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

      Date of this Indenture means March 25, 1997.

      Definitive Notes means Notes that are in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof

      Depository means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean or include such successor.

      Designated Senior Indebtedness means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of; or under which, at the date of determination, the holders thereof; are committed to lend up to, at least $10,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

      Disqualified Stock means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than as a result of a Change of Control) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided however that the currently authorized classes of Capital Stock of the Company (as in effect on the Date of this Indenture and as amended from time to time, including such amendments with respect to those matters set forth in clauses (i), (ii) and (iii) above which will not have an adverse effect on the Holders) shall not be Disqualified Stock.

      Domestic Subsidiary means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

      EBITDA means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) total income tax expense, (ii) Consolidated Interest Expense together with amortization of debt issuance costs, commissions, and other fees and expenses, (iii) depreciation expense, (iv) amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and the costs of Interest Rate Agreements or Currency Agreements, license agreements and non-competition agreements) and organization costs, (v) non-cash expenses related to the amortization of prepaid management fees pursuant to certain agreements referred to in the Indenture, (vi) costs of surety bonds in connection with financing activities, (vii) non-cash amortization of Capitalized Lease Obligations, (viii) franchise taxes, (ix) expenses recorded in historical periods through the date of the Acquisition related to the management incentive and equity participation plans and allocation of "C" stock, (x) any other write-downs, write-offs, minority interests and other non-cash charges in determining such Consolidated Net Income for such period, and (xi) all extraordinary non-cash charges in determining such Consolidated Net Income for such period; provided that the impact of foreign currency translations shall be excluded.

      EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

      EXCHANGE AND REGISTRATION RIGHTS AGREEMENT means the Exchange and Registration Rights Agreement dated March 25, 1997, by and between the Initial Purchaser and the Company, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

      EXCHANGE NOTES means the 12% Senior Subordinated Notes due 2008 Series B to be issued pursuant to this Indenture in connection with the offer to exchange Notes for the Initial Notes that may be made by the Company pursuant to the Exchange and Registration Rights Agreement.

      EXISTING PREFERRED STOCK means the 12% preferred stock of the Operating Company issued and outstanding on the Date of this Indenture, and any extensions, refinancings, renewals or replacements thereof (the "Refinancing Preferred Stock"); PROVIDED that (i) the aggregate liquidation preference of such Refinancing Preferred Stock does not exceed the aggregate liquidation preference of the Existing Preferred Stock, (ii) the dividend rate per annum of such Refinancing Preferred Stock does not exceed the dividend rate per annum of the Existing Preferred Stock and (iii) the Refinancing Preferred Stock has a mandatory redemption date no earlier than the Existing Preferred Stock.

      EVENT OF DEFAULT has the meaning specified in Section 4.01.

      FISCAL YEAR of the Company means the fiscal year of the Company in effect at the time of any determination thereof.

      FOREIGN SUBSIDIARY means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

      GAAP means generally accepted accounting principles in the United States of America as in effect form time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the Issue Date.

      GLOBAL NOTE means a Note that is in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

      GUARANTEE means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof(in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      HEDGING OBLIGATIONS of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      HOLDER means a Person in whose name at the time of any determination thereof a particular Note is registered on the Note Register.

      INCUR means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

      INDEBTEDNESS means, with respect to any Person, the principal of and premium, if any, on, any of the following (without duplication), whether outstanding at the date hereof or hereafter incurred, created, assumed or guarantied:

      (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

      (b) the principal of and premium (if any) in respect of all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments;

      (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance);

      (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

      (e) all Capitalized Lease Obligations of such Person;

      (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (other than the Existing Preferred Stock) (but excluding, in each case, any accrued dividends);

      (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

      (h) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

      (i) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the liability, assuming the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For purposes of clarification, Indebtedness shall not include undrawn commitments on credit facilities.

      INDENTURE means the Existing Indenture as supplemented hereby or, if further amended or supplemented as herein provided, as so amended or supplemented.

      INITIAL NOTES means the 12% Senior Subordinated Notes due 2008 Series A, originally issued under the Existing Indenture on or about the date thereof and reissued on the date hereof to conform to the terms of this Indenture.

      INITIAL PURCHASER means BT Securities Corporation.

      INTEREST PAYMENT DATE means each date on which payment of interest is due in respect of the Notes in accordance with the terms thereof and shall be May 1 and November 1 in each year, commencing May 1 1997.

      INTEREST RATE AGREEMENT means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

      Investcorp means INVESTCORP S.A., a company organized under the laws of Luxembourg and as of the date hereof having an address at 37 rue Notre Dame, Luxembourg.

      Investment in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar Instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 9.04, (i) Investment shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

      Issue Date means the date on which the Notes were originally issued.

      Lien means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      Management Agreement means the Management Services Agreement dated as of October 30, 1996, between Investcorp International, Inc. and the Operating Company, as amended from time to time.

      Management Group means the senior management of the Company and/or the Operating Company.

      Maturity, when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

      Net Available Cash from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including legal, accounting and investment banking fees and any relocation expenses incurred as a result of an Asset Disposition), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all
payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, .(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained (including by way of indemnification obligations) by the Company or any Restricted Subsidiary after such Asset Disposition.

      NET CASH PROCEEDS, with respect to any issuance or sale of Capital Stock or disposition of any Investment by the Company or any Subsidiary, means the cash proceeds of such issuance, sale or disposition net of attorneys' fees, accountants' fees, underwriters or placement agents' fees, discounts or disposition of any commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or disposition and net of taxes paid or payable as a result thereof.

      NOTES has the meaning specified in the Recitals hereto and includes all Notes outstanding on the date of this supplemental Indenture.

      NOTES CUSTODIAN means the custodian with respect to the Global Note (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

      NOTE REGISTER and NOTE REGISTRAR have the respective meanings specified in
Section 2.06.

      OFFICERS' CERTIFICATE means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Chief Financial Officer, the Clerk or an Assistant Clerk of the Company, and delivered to the Trustee.

      OPERATING COMPANY means Carter.

      OPINION OF COUNSEL means an opinion in writing signed by legal counsel acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, the Operating Company or the Trustee.

      OUTSTANDING, when used with reference to Notes, means, as of the date of determination, all Notes authenticated and delivered by the Trustee under this Indenture, except:

      (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

      (b) Notes, or portions thereof for the payment or redemption of which funds in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company and distribution of such funds has not been prohibited by Article 11, provided that if such Notes are to be redeemed, notice of such redemption shall have been given pursuant to this Indenture or provision satisfactory to the Trustee shall have been made for giving such notice; and

      (c) Notes in exchange for or in lieu of which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company, any other obligor on the Notes or any Subsidiary of the Company shall be deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor on the Notes or a Subsidiary of the Company.

      Permitted Holders means Investcorp, its Affiliates, members of the Management Group, the international investors who are initial holders of the Capital Stock of the Company and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Capital Stock of the Company or the Operating Company.

      Permitted Investment means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary, the Company or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel, entertainment, relocation and similar advances that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) loans or advances to employees (or guarantees of third party loans to employees) in an aggregate amount not to exceed $5,000,000, at any time outstanding; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; or (ix) securities received in connection with an Asset Disposition.

      Permitted Liens means (i) Liens securing Senior Indebtedness, Indebtedness incurred pursuant to the Senior Credit Facility, or Indebtedness of a Subsidiary of the Company permitted to be Incurred under this Indenture; (ii) Liens for taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (iii) carriers', warehousemen's, mechanics', landlords', materialments, repairments or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (iv) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (v) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries on the properties subject thereto, taken as a whole; (vii) Liens pursuant to the Senior Credit Documents, Liens in connection with industrial revenue bonds, Liens securing the Bank Indebtedness and bankers' Liens arising by operation of law; (viii) Liens on property of the Company or any of its Restricted Subsidiaries created solely for the purpose of securing Indebtedness permitted by clause (b)(iv) of Section
9.06 or incurred in connection with Indebtedness permitted by clause (b)(vii) thereof PROVIDED, HOWEVER that, in the case of liens described in such clause
(b)(iv), no such Lien shall extend to or cover other property of the Company or such Restricted Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property; (ix) Liens existing on the date of this Indenture; (x) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Indebtedness in respect of commercial letters of credit; (xi) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company on the Issue Date and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property; (xii) leases or subleases to third parties; (xiii) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Restricted Subsidiaries; (xiv) Liens securing Indebtedness Incurred under clauses (a) or (b)(v) of Section 9.06; PROVIDED, HOWEVER, that such Indebtedness is not subordinate or junior in ranking to the Notes; and (xv) Liens securing Indebtedness of any Subsidiary of the Company to the Company or the Operating Company.

      PERSON means a corporation, an association, a partnership, a joint venture, an organization, a trust, an individual or a government or any agency or political subdivision thereof.

      PREFERRED STOCK, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      PRINCIPAL OFFICE OF THE TRUSTEE means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

      PUBLIC OFFERING means an underwritten primary public offering of common stock (or other Voting Stock) of the Company or the Operating Company pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) filed under the Security Act of 1933, as amended.

      REDEMPTION DATE, when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

      REFINANCING INDEBTEDNESS means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) except in the case of any refunding, refinancing, replacement, renewal, repayment or extension of any Bank Indebtedness, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) except in the case of any refunding, refinancing, replacement, renewal, repayment or extension of any Bank Indebtedness, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (A) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced,
(B) in the case of revolving credit Indebtedness, the unused commitment thereunder, plus (C) fees, underwriting discounts and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided, further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company; or (B) Indebtedness of the Company or a Restricted Subsidiary that refinances
 .Indebtedness of an Unrestricted Subsidiary.

      REGISTERED EXCHANGE OFFER shall have the meaning set forth in the Exchange and Registration Rights Agreement.

      REGULAR RECORD DATE, for the interest payable on any Interest Payment Date, means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

      RELATED BUSINESS means those businesses in which the Company or any of its Subsidiaries are engaged on the date of this Indenture, or that are related thereto.

      REPRESENTATIVE means the trustee, agent or representative (if any) for any issue of Senior Indebtedness.

      RESPONSIBLE OFFICER means any officer in the Corporate Trust Department of the Trustee.

      RESTRICTED SECURITIES Legend means the legend set forth in Section 2.06 hereof.

      RESTRICTED SUBSIDIARY means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      SALE/LEASEBACK TRANSACTION means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

      SENIOR CREDIT DOCUMENTS means, collectively, the Senior Credit Facility, the notes issued pursuant thereto and the Guarantees thereof, and the Security Agreements, the Mortgages and the Pledge Agreements (each as defined in the Senior Credit Facility).

      SENIOR CREDIT FACILITY means the credit facilities under the Credit Agreement dated as of October 30, 1996, among the Operating Company, Chase Manhattan Bank, as Administrative Agent for the lenders and the financial institutions which are parties thereto from time to time, including all obligations of the Company, the Operating Company and its Subsidiaries to be incurred thereunder and any related notes, collateral documents, letter of credit applications and guaranties, and any increases, renewals, extensions, refundings, deferrals, restructurings, amendments, modifications, replacements or refinancings of any of the foregoing (whether provided by the original Administrative Agent, collateral agent and lenders under such Credit Agreement or another Administrative Agent, collateral agent or other lenders and whether or not provided under the original Credit Agreement).

      SENIOR INDEBTEDNESS means, whether outstanding on the date of this Indenture or thereafter issued, (i) all obligations consisting of the Bank Indebtedness; (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and
(B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable; (iii) all Capitalized Lease Obligations of the Company; (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under Hedging Obligations entered into in respect of any obligations described in clauses (i), (ii), and
(iii) or (C) the deferred purchase price of newly acquired property, or the price of construction or improvement of any property, in each case used in the ordinary course of business of the Company and its Subsidiaries, whether such indebtedness is owed to the seller or Person carrying out such construction or improvement or to any third party; (v) all obligations of other persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and (vi) all obligations of the Company consisting of modifications, renewals, extensions, replacements and refundings of any obligations described in clauses (i), (ii), (iii), (iv) or (v); unless, in each case in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or Instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior to any other Indebtedness, Guarantee or obligation of the Company or (5) any Indebtedness that is incurred in violation of this Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless shall constitute Senior Indebtedness.

      SENIOR LENDER means the Person or Persons to whom the Company is obligated under any Senior Indebtedness on any date.

      SENIOR SUBORDINATED INDEBTEDNESS means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes or is not subordinated by its terms to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

      SIGNIFICANT SUBSIDIARY means, on any date, any Restricted Subsidiary of the Company that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

      SPECIAL RECORD DATE, for the payment of any Defaulted Interest, means a date fixed by the Trustee pursuant to Section 2.11.

      STATED MATURITY means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

      SUBORDINATED OBLIGATION means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

      SUBSIDIARY, with respect to any Person, means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital

Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

      TEMPORARY CASH INVESTMENTS, means any of the following: (i) any investment in direct obligations of the United States of American or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof or in a money market mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in such direct or Guaranteed obligations; (ii) investments in time deposit accounts, certificates of deposit and Money market deposits maturing within 180 days of the date of acquisition thereof; bankers' acceptances with maturities of 180 days or less and overnight bank deposits, in each case with or issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $300,000,000 (or the foreign currency equivalent thereof); (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) or
(ii) above entered into with a bank meeting the qualifications described in clause (ii) above; and (iv) investments in commercial paper, maturing not more than six months after the date of acquisition, issued by any Lender (as defined under the Senior Credit Facility) or the parent corporation of any Lender, and commercial paper with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      TIA means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of this Indenture.

      TRADE PAYABLES means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

      TRANSFER RESTRICTED NOTES means Notes that bear or are required to bear the Restricted Securities Legend set forth in Section 2.06 hereof.

      TRUSTEE means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the provisions of Article Five, and thereafter "Trustee" shall mean such successor Trustee.

      UNRESTRICTED SUBSIDIARY means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary if(i) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or own or hold any Lien on any property of the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated and (ii) either (A) the Subsidiary to be 56 designated has total consolidated assets of $l,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 9.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under Section 9.06(a) and
(y) no Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

      U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the hill faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

      Voting Stock of a corporation means all classes of capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

      Wholly Owned Subsidiary means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02. Compliance Certificate and Opinions.

      Upon any application or request by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee (a) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents specifically is required by any provision of this Indenture relating to such particular application or request no addition certificate or opinion shall be requested by the Trustee.

SECTION 1.03. Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by or coverd by an opinion of any specified Person, it is not necessary that all such matters be certified by or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certi~ or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous and provided that the Person issuing the certificate or opinion or representation is authorized to issue the certificate or opinion or representation on behalf of the Person in respect of which such certificate or opinion or representation is issued.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required by this Indenture, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) herein sometimes are referred to as the "Act" of the Holders signing such instrument or Instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.04.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof where such execution is by a signer acting in a capacity other than his individual capacity, such certificate also shall constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, also may be proved in any other reasonable manner that the Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by the Note Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holder of any Note shall bind every future Holder of the same
Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.05. Notices, Etc., to Trustee and Company.

      Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

      (a) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if in writing and sent to the Trustee at State Street Bank and Trust Company, Two International Place, 4th Floor, Boston, MA 02110, Attention of: Corporate Trustee Department (the Carter Holdings, Inc. 12% Senior Subordinated Notes due 2008), or such other address or telecopier number as is set forth in a notice theretofore given by the Trustee to the Holders and the Company, or

      (b) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder if in writing and sent to the Company by personal delivery, overnight courier or first-class mail, postage prepaid, return receipt requested, care of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166-0193, or by telecopier at (212) 351-4035, in each case addressed to the attention of Charles K. Marquis, Esq. with a copy to INVESTCORP International Inc. at 280 Park Avenue, 37th Floor West, New York, New York 10017, or by telecopier (212) 983-7073, in each case addressed to the attention of Christopher J. O'Brien or his designee, or at such other address or telecopier number, or to such other Person's attention, as is set forth in a notice theretofore given by the Company to the Trustee and the Holders.

SECTION 1.06. Notice to Holders; Waiver.

      Where this Indenture provides for notice of any event or report to Holders, such notice or report shall be deemed to have been given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, return receipt requested, to each Holder affected thereby, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or report. In any case where notice to Holders is to be given, neither the failure to send such notice, nor any defect in any notice, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07. Effect of Headings and Table of Contents.

      The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only and are not to be considered a part hereof and in no way shall modify or restrict any of the terms or provisions hereof

SECTION 1.08. Successors and Assigns.

      All the covenants and agreements of the Company in this Indenture shall bind its successors and assigns whether so expressed or not.

SECTION 1.09. Separability Clause.

      If any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

SECTION 1.10. Benefits of Indenture.

      Nothing in this Indenture or in the Notes, express or implied, shall give any Person any benefit or any legal or equitable right, remedy or claim under this Indenture, other than the parties hereto (and except for holders of Senior Indebtedness, who shall be third party beneficiaries of this Indenture), any paying agent, any Note Registrar and their successors hereunder and the Holders of Notes.

SECTION 1.11. GOVERNING LAW; JURISDICTION.

      THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE. Any claim arising under this Indenture shall be brought in a state or Federal court in the City of New York, State of New York, and the Company, the Trustee and any Holders of Notes issued pursuant to this Indenture hereby consent to the exercise of the jurisdiction by any such court.

SECTION 1.12. Execution in Counterparts.

      This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute but one and the same instrument.

SECTION 1.13. Legal Holidays.

      In any case where any Interest Payment Date, Redemption Date or Change of Control Payment Date or the Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Notes) payment of principal of or premium, if any, or interest on any Note due on such date need not be made or effected on such date but may be made or effected on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Change of Control Payment Date or at the Stated Maturity, provided that no interest shall accrue with respect to the payment of principal, premium, if any, or interest that is due on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Stated Maturity, as the case may be, from such date until such next succeeding Business Day.

SECTION 1.14. Incorporation by Reference of Trust Indenture Act

      This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. The following TIA terms have the following meanings:

      "Commission" means the SEC.

      "indenture securities" means the Notes.

      "indenture security bolder" means a Holder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                                   ARTICLE TWO
                                    THE NOTES

SECTION 2.01. Form and Dating.

      The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A and B are part of the terms of this Indenture.

      (a) Global Notes. Initial Notes offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in accordance with Rule 144A under the Securities Act ("Rule 144A") shall be issued initially in the form of a single permanent Global Note in definitive, registered form without interest coupons with the legend set forth in footnote 1 to Exhibit A hereto (the "Restricted Global Note"), which shall be deposited on behalf of the Initial Purchaser with the Trustee, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian, and the Depository or its nominee as hereinafter provided.

      (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Global Notes deposited with or on behalf of the Depository.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(b), authenticate and deliver initially one or more Global Notes that (i) shall be registered In the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (ii) shall be held by the Trustee as custodian for the Depository. After the issuance of Exchange Notes under a Registered Exchange offer, the Trustee shall have no duty to hold any Global Note as custodian for the Depository or any other Note registered in the name of the Depository or a nominee of the Depository.

      Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

      (c) Certificated Notes. Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes. Purchasers of Initial Notes who are not QIBs (referred to herein as the "Non-Global Purchasers") will receive certificated Initial Notes bearing the Restricted Securities Legend set forth in Exhibit A hereto ("Restricted Certificated Notes"); provided, however, that upon transfer of such restricted Certificated Notes to a QIB or in accordance with Regulation S, such Restricted Certificated Notes will, unless the relevant Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.06 hereof Certificated Notes will include the Restricted Securities Legend set forth in Exhibit A unless removed in accordance with this Section 2.01(c) or Section 2.06(g) hereof

      Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the Restricted Securities Legend set forth in Exhibit A hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

SECTION 2.02. Execution and Authentication.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

      A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall authenticate and deliver (I) Initial Notes for original issue in an aggregate principal amount of $20,000,000, and (2) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for Initial Notes for a like principal amount of initial Notes exchanged pursuant thereto, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Clerk of the Company. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $20,000,000 except as provided in Section 2.07.

      The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

      The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 5.07. The Company or any of its Wholly Owned Subsidiaries that is a Domestic Subsidiary may act as Registrar, co-registrar or transfer agent. None of the Company or any of its Subsidiaries may act as Paying Agent.

      The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

      The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes.

SECTION 2.04. Paying Agent to Hold Money in Trust.

      On or prior to each due date of the principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Noteholder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06. Transfer and Exchange.

      (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar or a co-registrar with a request:

      (x) to register the transfer of such Definitive Notes; or

      (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

      (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

      (ii) in the case of Transfer Restricted Notes that are Definitive Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

            (A) if such Transfer Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth in Exhibit C hereto); or

            (B) if such Transfer Restricted Notes are being transferred to the Company or to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect (in substantially the form set forth in Exhibit C hereto); or

            (C) if such Transfer Restricted Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S; or (y) to an institutional "accredited investor" within the meaning of Rule 501(a)(l),
                  (2), (3) or (7) under the Securities Act that is acquiring the Notes for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (z) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth in Exhibit C hereto), (ii) in the case of clause (y), a signed letter substantially in the form of Exhibit D hereto and (iii) in the case of clause (z), if the Company or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

      (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

      (i) if such Definitive Note is a Transfer Restricted Note, certification, substantially in the form set forth in Exhibit C hereto, that such Definitive Note is being transferred to a "qualified institutional buyer (as defined in Rule 1 44A) in accordance with Rule 144A; and

      (ii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal arnount.

      (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

      (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. (i) Any person having a beneficial interest in a Global Note that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Note of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of Instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Note only, the following additional information and documents (all of which may be submitted by facsimile):

            (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Note, a certification from such Person to that effect (in substantially the form set forth in Exhibit C hereto); or

            (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth in Exhibit C hereto); or

            (C) if such beneficial interest is being transferred (x) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (y) to an institutional "accredited investor" within the meaning of Rule 501(a)(l), (2), (3) or (7) under the Securities Act that is acquiring the Notes for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes qf $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (z) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in substantially the form set forth in Exhibit C hereto),
                  (ii) in the case of clause (y), a signed letter substantially in the form of Exhibit D hereto and (iii) in the case of clause (z), if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act then the Trustee or the Notes Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of the Global Note to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee a Definitive Note.

      (i) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee, The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered in accordance with the instructions of the Depository.

      (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.06(t)), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

      (f) Authentication of Definitive Notes in Absence of Depository. It at any time:

      (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depositdry for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

      (ii) the Company, in its sole discretion, notifies the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes to the Persons designated by the Company, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of Global Notes, in exchange for such Global Notes.

      (g) Legend. (i) Except as permitted by the following paragraph (ii), each certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM

      PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      (i) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

            (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note; and

            (B) any such Transfer Restricted Note represented by a Global Note shall not be subject to the provisions set forth in clause (i) of this Section 2.06(g) (such sales or transfers being subject only to the provisions of Section 2.06(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth in Exhibit C hereto).

      (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

      (i) Obligations with Respect to Transfers and Exchanges of Notes.

        (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co-registrar's request.

       (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

      (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article 10, except the unredeemed portion of any Definitive Note being redeemed in part, or
            (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment dated.

       (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a
            Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

        (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

      (j) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners In any Global Note in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

        (i) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note

            (including without limitation any transfers between or among Depository participants, members or beneficial owners in any Global
            Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof

SECTION 2.07. Replacement Notes.

      If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 (or a successor provision) of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) so requests the Company or the Trustee prior to the Note being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a
Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company.

SECTION 2.08. Outstanding Notes.

      Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

      If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Notes.

      Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of

Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.

SECTION 2.10. Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11. Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawtul manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Number.

      The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE THREE
                           SATISFACTION AND DISCHARGE

SECTION 3.01. Discharge of Liability and Notes Defeasance.

      (a) When (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all Outstanding Notes either (A) have become due and payable, whether at Maturity or as a result of the mailing of a notice of redemption pursuant to
Article 10 hereof or (B) will become due and payable at their Stated Maturity within one year, and the Company irrevocably deposits with the Trustee funds or U.S.

Government Obligations on which payment of principal, premium (if any) and interest when due will be sufficient to pay at Maturity or upon redemption all Outstanding Notes, including interest thereon to Maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 3.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers Certificate and an Opinion of Counsel and at the cost and expense of the Company.

      (b) Subject to Sections 3.01(c) and 3.02, the Company at any time may terminate (I) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 7.01, 9.03, 9.04, 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.11, 9.12, 9.13, 9.14, and 9.15 and the
operation of Section 4.01(c), (d), (e), (f), (g) (with respect to Subsidiaries of the Company only) and (h) (with respect to Subsidiaries of the Company only) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

      If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 4.01(c), (d), (e), (f), (g) (with respect to Subsidiaries of the Company only) and (h) (with respect to Subsidiaries of the Company only).

      Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

      (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.06, 2.07, 3.04, 3.05, 3.06, 5.07, 5.09, 5.10 and 9.02 shall survive until the Notes have been paid in full.

SECTION 3.02. Conditions to Defeasance.

      The Company may exercise its legal defeasance option or its covenant defeasance option only if:

      (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to Maturity or redemption, as the case may be;

      (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Outstanding Notes to Maturity or redemption, as the case may be;

      (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 4.01(g) or (h) with respect to the Company occurs which is continuing at the end of the period;

      (4) the deposit and payment does not constitute a default under any other material agreement binding on the Company and is not prohibited by the terms of any Senior Indebtedness or Article 11;

      (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated Investment company under the Investment Company Act of 1940.

      (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

      (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

      (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 3 have been complied with.

      Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with Article 10.

SECTION 3.03. Application or Trust Funds.

      Subject to the provisions of Section 2.04, all funds deposited with the Trustee pursuant to Sections 3.01 or 3.02 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any paying agent as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such funds have been deposited with the Trustee.

SECTION 3.04. Repayment to Company.

      The Trustee and the paying agent shall promptly turn over to the Company upon request any excess money or Notes held by them at any time.

      Subject to the applicable abandoned property law, the Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 3.05. Indemnity for Government Obligations.

      The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 3.06. Reinstatement.

      If the Trustee or paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 3 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 3 until such time as the Trustee or paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 3; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or the paying agent.

                                  ARTICLE FOUR
                                    REMEDIES

SECTION 4.01. Events of Default.

      "Event of Default," wherever used herein, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) default in the payment of any interest on any Note when such interest becomes due and payable, and continuance of such default for a period of 30 days;

      (b) default in the payment of the principal of or premium, if any, on any Note at Maturity;

      (c) default in the deposit of any payment when due pursuant to the provisions of Section 9.08 or 10.06;

      (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company set forth in the Notes or in this Indenture which continues for a period of 60 days after the date on which there has been given, by registered or certified mail, to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding or by the Trustee, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

      (e) the rendering of a final judgment for the payment of money in an amount in excess of $20,000,000 (after giving effect to any applicable insurance and bonds) against the Company and/or any Significant Subsidiary, (i) which judgment continues undischarged, and is not waived or stayed, for a period of 60 days after the date on which the right to final appeal has expired and (ii) which default continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding or by the Trustee, a written notice specifying the failure described in clause (i) and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

      (f) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20,000,000 or its foreign currency equivalent at the time;

      (g) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

            (A)   commences a voluntary case or proceeding;

            (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

            (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

            (D)   makes a general assignment for the benefit of its creditors;
                  or

            (E) admits in writing its inability to pay its debts generally as they become due;

      (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

            (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of their respective properties; or

            (C) orders the liquidation of the Company or any Significant Subsidiary, and, in each case, such order or decree remains unstayed, undismissed, undischarged or unbonded and in effect for 60 days; or

      (i) the Company fails to comply with Article 7,

SECTION 4.02. Acceleration of Maturity: Rescission and Annulment.

      If an Event of Default occurs under clause (g) or (h) with respect to the Company of Section 4.01, then the principal of and premium, if any, and the accrued interest on all the Notes shall become due and payable immediately. If any other Event of Default occurs and is continuing, then, and in every such case, the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding or by the Trustee, by notice in writing to the Company and to the Trustee, may declare the principal amount of all the Notes to be due and payable, and upon any such declaration such principal amount shall become due and payable upon receipt by the Company and the Trustee of such written notice given hereunder.

      At any time after such a declaration of acceleration has been made and before a judgment or decree for the payment of the amount due has been obtained by the Trustee as hereinafter provided in this Article Four, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default, other than the nonpayment of the principal of Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.

      No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 4.03. Collection of Indebtedness and Suits for Enforcement by the
              Trustee.

      The Trustee, in its own name and as trustee of an express trust, at the request of the Holders of a majority in aggregate principal amount of the Outstanding Notes, will institute a judicial proceeding for the collection of the sums so due and unpaid, will prosecute such proceeding to judgment or final decree and will enforce against the Company or any other obligor on the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor on the Notes, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee at the request of the Holders of a majority in aggregate principal amount of the Outstanding Notes will proceed to protect and enforce its rights and the rights of the Holders by such judicial proceedings as such Holders shall request to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 4.04. Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor on the Notes or the property ofthe Company or of such other obligor or their creditors, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, at the request of a majority in aggregate principal amount of the Outstanding Notes, by intervention in such proceedings or otherwise:

      (a) will file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings; and

      (b) will collect and receive any funds or other property payable or deliverable on any such claims and distribute the same;

      and any Custodian or similar official in any such judicial proceeding hereby is authorized by each Holder to make such payments to the Trustee and, in the event that such payments shall be made directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.05. Trustee May Enforce Claims Without Possession of Notes.

      All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 4.06. Application of Funds Collected.

      Any funds collected by the Trustee pursuant to this Article Four shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such funds on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof fully paid:

      First: to the payment of all amounts due the Trustee under Section 5.07;

      Second: subject to Article II hereof to the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Notes in respect of which or for the benefit of which such funds have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

      Third. the balance, if any, to the Company.

SECTION 4.07. Limitation on Suits.

      No Holder of a Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

      (a) such Holder previously has given to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

      (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

      (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

      (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

      it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority or preference over any other Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 4.08. Unconditional Right of Holders to Receive Principal, Premium and
              Interest.

      Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 2.08) interest on such Note at Maturity, or on the applicable Interest Payment Date, as the case may be, as provided in this Indenture (or, in the case of redemption or repurchase in conformity with Section 9.08, on the Redemption Date or the Change of Control Payment Date, respectively), and to institute suit for the enforcement of any such payment and such rights shall not be impaired or affected without the consent of such Holder.

SECTION 4.09. Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 4.10. Rights and Remedies Cumulative.

      No right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 4.11. Delay or Omission Not Waiver.

      No delay or omission on the part of the Trustee or of any Holder of any Note to exercise any right or power accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Four or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by or at the direction of the Holders.

SECTION 4.12. Control by Holders.

      The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 4.13. Waiver of Past Defaults.

      The Holders of a majority in aggregate principal amount of the Outstanding Notes on behalf of the Holders of all of the Notes may waive any past default hereunder and its consequences except a default

      (a) in the payment of the principal or premium, if any, or interest on any Note, or

      (b) in respect of a covenant or provision hereof that under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 4.14. Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court in its discretion may require, as a condition to initiating or maintaining any suit for the enforcement of any right or remedy under this Indenture or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in principal amount of the Outstanding Notes or to any suit instituted by any Holder pursuant to
Section 4.07 hereof for the enforcement of the payment of the principal of or premium, if any, or interest on any Note on or alter the Stated Maturity, or on the applicable Interest Payment Date, as the case may be, as provided in this Indenture (or, in the case of redemption or repurchase, on or after the Redemption Date or Change of Control Payment Date).

SECTION 4.15. Waiver of Stay or Extension Laws.

      The Company covenants (to the extent that it lawfully may do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it lawfully may do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE
                                   THE TRUSTEE

SECTION 5.01. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusive]y rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wiliflil misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.12.

      (d) Every provision of this Indenture that in anyway relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 5.01 and to the provisions of the TIA.

      (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

      (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 5.02. Rights of Trustee Subiect to Section 5.01.

      (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided however, that the Trustee's conduct does not constitute willful misconduct or negligence.

      (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

      (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during reasonable business hours and subject to executing a confidentiality undertaking in customary form with respect to confidential and/or proprietary information of the Company; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

      (g) The Trustee shall not be deemed to have knowledge of any default or fact the occurrence of which requires the Trustee to take any action (other than a payment default hereunder) unless a Trust Officer knows of such default or fact.

SECTION 5.03. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 5.10 and 5.11.

SECTION 5.04. Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the securities or in the Notes other than the Trustee's certificate of authentication.

SECTION 5.05. Notice of Defaults.

      If a Default Occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default no later than the date that is the earlier of 90 days alter such default occurs or 30 days alter it is known to a Trust Officer or written notice is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 5.06. Reports by Trustee to Holders.

      As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, but only upon the Occurrence within the previous 12 months of any events specified in TIA ss. 313(a), the Trustee shall mail to each Holder a brief report dated as of May 15 that complies with TIA ss. 313(b).

      A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof

SECTION 5.07. Compensation and Indemnity.

      The Company shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and expens. The Company shall indemnify the Trustee, Paying Agent,

Registrar, and each of their officers, directors, agents and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notitfy the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wiliftil misconduct, negligence or bad faith.

      To secure the Company's payment obligations in this Section 5.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

      The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in Section 4.01(g) and (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 5.08. Replacement of Trustee.

      The Trustee may resign at any time by so notifying the Company in writing. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if

      (1)   the Trustee fails to comply with Section 5.10;

      (2)   the Trustee is adjudged bankrupt or insolvent;

      (3) a receiver or other public officer takes charge of the Trustee or its property; or

      (4)   the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 5.07.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 5.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      Notwithstanding the replacement of the Trustee pursuant to this Section 5.06, the Company's obligations under Section 5.07 shall continue for the benefit of the retiring Trustee.

SECTION 5.09. Successor Trustee bv Merger.

      If the Trustee consolidates with, merges or converts into, or transfers all, or substantially all its corporate trust business or assets (including the trust created by this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation without any flirther act shall be the successor Trustee.

      In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the frill force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 5.10. Eligibility: Disqualification.

      The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 asset forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 3 1 0(b)( 1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA 3 10(b)(1) are met.

SECTION 5.11. Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE SIX
                    HOLDERS' LISTS AND REPORTS BY THE COMPANY

SECTION 6.01. Company to Furnish Trustee Names and Addresses of Holders.

      If the Trustee shall not be the Note Registrar, the Company will furnish or cause to be furnished to the Trustee:

      (a) semi-annually, not more than five days after each Regular Record Date, a list, in such form as the Trustee reasonably may require, of the names and addresses of the Holders as of such Regular Record Date; and

      (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than five days prior to the time such information is furnished.

SECTION 6.02. Preservation of Information.

      The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01 or received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

                                  ARTICLE SEVEN
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.01. Company May Not Consolidate, Etc. on Certain Terms.

      The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

      (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "Successor Corporation") shall be a corporation organized and existing under the laws of the United States, one of the States thereof or the District of Columbia and expressly shall assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

      (b) immediately after giving effect to such transaction no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

      (c) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to
Section 9.06(a);

      (d) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consojidated Net Worth of the Company immediately prior to such transaction; and

      (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Seven and that all conditions precedent herein provided for relating to such transaction have been met.

      Notwithstanding the foregoing clauses (b), (c) and (d), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

SECTION 7.02. Successor Corporation Substituted.

      Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with
Section 7.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of; the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE EIGHT
                             SUPPLEMENTAL INDENTURES

SECTION 8.01. Supplemental Indentures Without Consent of Holders.

      The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

      (1) to cure any ambiguity, omission, defect or inconsistency;

      (2) to comply with Article 7;

      (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

      (4) to make any change in Article II that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives thereof) under Article 11;

      (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

      (6) to comply with any requirements of the Commission in connection with qualif'ing this Indenture under the TIA;

      (7) to make any change that does not adversely affect the rights of any Holder; or

      (8) to provide for the issuance and authorization of the Exchange Notes.

      An amendment under this Section may not make any change that adversely affects the rights under Article 11 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

      After an amendment under this Section becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

SECTION 8.02. Supplemental Indentures With Consent or Holders.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of the Holders delivered to the Company and the Trustee, the Company, when authorized by a majority of its entire Board of Directors, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

      (a) change the Stated Maturity of the principal of or the Interest Payment Date with respect to any payment of interest on, any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or impair the right to institute suit for the payment on or after the Stated Maturity thereof (or, in the case of redemption or repurchase in conformity with Section 9.08, on or after the Redemption Date or Change of Control Payment Date), or change the place of payment where, or the coin or currency in which, the principal of or premium, if any, or interest on any Note is payable;

      (b) reduce the percentage in principal amount of the Outstanding Notes the consent of whose Holders is required for any waiver (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

      (c) modify any of the provisions of this Section .8.02 or Section 4.13;

      (d) modify any of the Events of Default enumerated in Section 4.01; or

      (e) modify any of the provisions ofsection 9.08 or Article Ten in a manner adverse to the Holders.

      It shall not be necessary for any Act of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.03. Execution of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eight or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.04. Effect of Supplemental Indentures.

      Upon execution of any supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05. Reference in Notes to Supplemental Indentures.

      Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and a majority of the entire Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Outstanding Notes.

                                  ARTICLE NINE
                                    COVENANTS

SECTION 9.01. Payment of Principal, Premium, if any, and Interest.

      The Company will duly and punctually pay the principal of and premium, if any, and interest on each of the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 9.02. Maintenance of Office or Agency.

      The Company will maintain in New York, New York, an office or agency where Notes may be presented for payment, redemption or repurchase, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Principal Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company from time to time also may designate one or more other offices or agencies (in or outside of the above location) where the Notes may be presented or surrendered for such purposes and from time to time may rescind such designation; provided, however, that no such designation or rescission shall relieve the Company of its obligation to maintain an office or agency in New York, New York, for the payment of the Notes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 9.03. Waiver of Certain Covenants.

      The Company may omit in any particular instance to comply with any covenant or condition set forth in this Article Nine, other than any such covenant or condition contained in Sections 9.01, 9.02 or 9.08, if before the time for such compliance the Holders of at least a majority in principal amount of the Notes at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 9.04. Limitation on Restricted Payments.

      (a) The Company shall not and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company, the Operating Company, or another Restricted Subsidiary (and, if the Operating Company or such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or a Restricted Subsidiary held by persons other than the Company, the Operating Company, or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, payment or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 9.06(a); or

            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated income statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Net Cash Proceeds received by the Company from capital contributions with respect to, or the issue or sale of the Company's Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

                  (C) the amount by which Indebtedness of the Company or its
            Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible into or exchangeable for Capital Stock (other than Disqualified Stock) of the Company

            (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                  (D) without duplication, the sum of (x) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (y) the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (z) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided however, that with respect to all Investments made in any Unrestricted Subsidiary or joint venture the sum of clauses (x), (y) and (z) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made subsequent to the date hereof in such Unrestricted Subsidiary

            (b) The provisions of Section 9.04(a) shall not prohibit:

            (i) any purchase or redemption of Capital Stock of the Company or any Subsidiary or Subordinated Obligations made out of a substantially concurrent capital contribution to, or by exchange for, or out of the proceeds of the substantially concurrent sale of Capital Stock of the Company or any Subsidiary (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided. however, that (A) such capital contribution, purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such capital contribution or sale applied in the manner set forth in this clause (i) shall be excluded from clause (3)(B) of Section 9.04(a);

            (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of Indebtedness of the Company or any Restricted Security which is permitted to be Incurred pursuant to Section 9.06; provided. however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash; provided. however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

            (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 9.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

            (v) payments by the Company or any Subsidiary to members of management of the Company or any Subsidiary under the management incentive and equity participation plans as a result of and upon the Acquisition; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

            (vi) payment of dividends, other distributions or other amounts by any Subsidiary to any Restricted Subsidiary, the Operating Company or the Company;

            (vii) payments by the Company to repurchase Capital Stock of the Company owned by former employees of the Company or its Subsidiaries or their assigns, estates and heirs; provided, however, that the aggregate amount paid by the Company pursuant to this clause (vii) shall not, in the aggregate, exceed $5,000,000 per fiscal year of the Company, up to a maximum aggregate amount of $15,000,000 during the term of this Indenture, plus any amounts received by the Company as a result of resale of such repurchased shares of Capital Stock; provided, further, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

            (viii) payments which would otherwise be Restricted Payments in an aggregate amount not to exceed $5,000,000; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments; or

            (ix) after December 1,1998, Investments in Unrestricted Subsidiaries or joint ventures in an amount not to exceed $5,000,000 at any time outstanding; provided, however, that such Investments shall be included in the calculation of the amount of Restricted Payments.

SECTION 9.05. Limitation on Restrictions on Distributions from Restricted
              Subsidiaries.

      The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

            (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Date of this Indenture;

            (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or designated as a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

            (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this Section 9.05 or this clause (3) or contained in any amendment, supplement or other modification to an agreement referred to in clause (1) or (2) of this Section 9.05 or this clause (3); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment, supplement or other modification are not materially less favorable to the Holders than encumbrances and restrictions contained in such agreements;

            (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

            (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

            (6) any encumbrance or restriction which is not more restrictive than any such encumbrance or restriction in place as of the Date of this Indenture; including any such restriction or encumbrance imposed in connection with the Incurrence of Refinancing Indebtedness provided that such Refinancing Indebtedness shall not prohibit either the Operating Company's ability to redeem the Existing Preferred Stock at its Stated Maturity or the Company's ability to repay the Notes at their Stated Maturity.

SECTION 9.06 Limitation on Indebtedness.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 1.75:1.00 if such Indebtedness is Incurred on or prior to September 30, 1998, and 2.00:1.00 if such Indebtedness is Incurred thereafter.

      (b) Notwithstanding Section 9.06(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Indebtedness under the Senior Credit Facility (as the same may be amended from time to time) and any Refinancing Indebtedness with respect thereto in each case in an aggregate principal amount which, when added to all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, shall not exceed $100,000,000 less the sum of all repayments thereon made with the Net Cash Proceeds from Asset

      Dispositions (to the extent, in the case of repayment of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced); provided, however, that any Refinancing Indebtedness with respect to Indebtedness Incurred pursuant to this clause (i) shall not be subject to the limitations contained in clauses (i) and (ii) of the definition of Refinancing Indebtedness;

            (ii) Indebtedness (A) of the Company to any Restricted Subsidiary and (B) of any Restricted Subsidiary to the Company, the Operating Company or any other Restricted Subsidiary;

            (iii) Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clauses (i) and (ii) above) outstanding on the date of this Indenture, including Indebtedness represented by the Carter Subordinated Debt up to an aggregate principal amount of $l25,000,000, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) of this
      Section 9.06; provided that Refinancing Indebtedness with respect to the Carter Subordinated Debt shall not be subject to the limitations contained in clause (iii) of the definition of Refinancing Indebtedness as long as the aggregate principal amount of the Carter Subordinated Debt and such Refinancing Indebtedness does not exceed $125,000,000;

            (iv) Indebtedness of the Company or its Restricted Subsidiaries in respect of (A) industrial revenue bonds or other similar governmental and municipal bonds and (B) the deferred purchase price of newly acquired property of the Company and its Restricted Subsidiaries, or the price of construction or improvement of any property of the Company or its Subsidiaries, in each case used in the ordinary course of business of the Company and its Subsidiaries, including Capitalized Lease Obligations, whether such Indebtedness is owed to the seller or Person carrying out such construction or improvement or to a third party (provided such financing is entered into within 180 days of the acquisition or conclusion of such construction or improvement of such property) in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) which in the case of the preceding clauses (A) and (B) shall not exceed $15,000,000 in the aggregate at any time outstanding;

            (v) Indebtedness of the Company or any of its Restricted Subsidiaries (which may comprise Bank Indebtedness) in an aggregate principal amount at any time outstanding not in excess of $20,000,000;

            (vi) Indebtedness in an aggregate principal amount at any time outstanding not in excess of $7,500,000 in respect of letters of credit (other than letters of credit issued under the Senior Credit Facility);

            (vii) (A) Indebtedness assumed in connection with acquisitions permitted under the Senior Credit Facility or any Refinancing Indebtedness in respect thereof (so long as such

      Indebtedness was not incurred in anticipation of such acquisitions), (B) Indebtedness of newly acquired Subsidiaries acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of such acquisitions) and (C) Indebtedness owed to the seller in any acquisition permitted under the Senior Credit Facility or any Refinancing Indebtedness in respect thereof constituting part of the purchase price thereof, all in an aggregate principal amount at any time outstanding not in excess of $7,500,000;

            (viii) Indebtedness represented by Guarantees of Indebtedness incurred pursuant to clause (i), (iii), (iv) or (v) above;

            (ix) Indebtedness incurred in connection with the repurchase of shares of the Capital Stock of the Company or the Operating Company as permitted by Section 9.04(b)(vii);

            (x) Refinancing Indebtedness with respect to Indebtedness permitted pursuant to clauses (iv), (vii) or (ix) of this paragraph (b) (provided that such Refinancing Indebtedness shall be included in determining the aggregate amount of Indebtedness for purposes of the monetary limitations contained in such clauses); and

            (xi) Hedging Obligations designed to protect the Company or its Subsidiaries from fluctuations in interest or exchange rates.

      (c) Notwithstanding any other provision of this Section 9.06, the Company shall not Incur any Indebtedness (i) pursuant to Section 9.06(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations or (ii) pursuant to Section 9.06(a) or 9.06(b) if such Indebtedness is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

      (d) Notwithstanding any other provision of this Section 9.06, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to any provision of this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 9.06, (1) Indebtedness Incurred pursuant to the Senior Credit Facility prior to or on the Date of this Indenture shall be treated as Incurred pursuant to Section 9.06(b)(i), (2) Indebtedness permitted by this Section 9.06 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (3) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section 9.06, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

SECTION 9.07. Limitation on Transactions with Affiliates

      (a) After the Date of this Indenture, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $750,000, are not in writing and have not been approved by a majority of the members of the board of Directors having no personal stake in such Affiliate Transaction. In addition, any transaction involving aggregate payments or other transfers by the Company and its restricted Subsidiaries in excess of $3,500,000, shall also require an opinion from an independent investment banking firm or appraiser that is nationally recognized, as appropriate, to the effect that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

      (b) The provisions of Section 9.07(a) shall not apply to (i) any Permitted Investment or Restricted Payment permitted to be made or paid pursuant to
Section 9.04, (ii) the performance of the Company's or any Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (iv) maintenance in the ordinary course of business (and payments required thereby) of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements, arrangements, and insurance and retirement or savings plans and similar plans, (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vi) beginning November 1, 1999, the payment of certain fees under the Management Agreement or any amendment or supplement thereto, to the extent that such payment shall not exceed an aggregate amount of $l,350,000 during any 12-month period, (vii) payments made by the Operating Company to the Company to reimburse the Company for costs, fees and expenses incident to a registration of any of the capital stock the Company for a primary offering under the Securities Act of 1933, as amended; or (viii) payments of principal and interest on the Notes.

SECTION 9.08. Change of Control.

      (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 9.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 9.08 in the event that it has exercised its right to redeem all the Notes under Article 10 hereof and such redemption is permitted by the terms of the Bank Indebtedness (or the requisite number of lenders thereof has consented thereto). In the event that at the time of such Change of Control the terms of the Senior Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 9.08, then prior to the mailing of the notice to Holders provided for in this Section 9.08 below but in any event within 30 days following any Change of Control, the Company shall
(i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in
Section 9.08.

      (b) Within 30 days following any Change of Control (except as provided in the provision to the first sentence of Section 9.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date);

            (2) the circumstances and relevant facts and financial information regarding such Change of Control;

            (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and not more than 90 days after the Change of Control); and

            (4) the instructions determined by the Company, consistent with this
Section 9.08, that a Holder must follow in order to have its Notes purchased.

      (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

      (d) On the purchase date, all Notes purchased by the Company under this
Section 9.08 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the purchase date to the Holders entitled thereto.

      (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 9.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 9.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 9.08 by virtue thereof

SECTION 9.09. Compliance Certificate.

      The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure.

SECTION 9.10. Further Instruments and Acts.

      Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 9.11. Limitation on Liens.

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing any obligation other than Permitted Liens unless the obligations due under the Indenture and the Notes are secured, on an equal and ratable basis (or on a senior basis, in the case of indebtedness subordinated in right of payment to the Notes) with the obligations so secured.

SECTION 9.12. Limitation on Lines of Business.

      The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

SECTION 9.13. Reports by the Company.

      If the Company or the Operating Company shall be subject to the requirement to file annual or other reports with the Commission or with any Notes exchange, if any, on which the Notes are listed, it shall:

      (a) file with the Trustee, within 15 days after the Company or the Operating Company is required to file the same with the Commission or with any Notes exchange on which the Notes are listed, copies of such annual reports and of such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission or any such exchange from time to time by rules and regulations may prescribe) that the Company or the

Operating Company shall be required to file with the Commission pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or such exchange; and

      (b) file with the Trustee, in accordance with the rules and regulations prescribed from time to time by the Commission or by any securities exchange on which the Notes are listed, such additional information, documents and reports as it shall file with the Commission or such securities exchange with respect to compliance by the Company or the Operating Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

SECTION 9.14. Limitation on Sales of Assets and Subsidiary Stock.

      (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, and
(ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be): (A) first, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness or any Indebtedness of any Subsidiary), to prepay, repay or purchase Senior Indebtedness or other Indebtedness of the Company or any Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 12 months after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 12 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) Third, if not prohibited by any Indebtedness of the Company or any Subsidiary (including any limitations or the Operating Company's ability to distribute funds to the Company) and to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase Notes pursuant and subject to the conditions of this Indenture to the Holders at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses
(A), (B) and (C), to any application not prohibited by this Indenture. The Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with Section 9.14 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 9.14 exceeds $5,000,000.

      (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 9.14(a)(ii)(C), the Company shall be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in
Section 9.14(c). If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company shall apply the remaining Net Available Cash in accordance with Section 9.14(a)(ii)(D). The Company shall not be required to make an offer for Notes pursuant to this Section 9.14 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B) of Section 9.14(a)(ii)) is less than $5,000,000 for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

      (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify' a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of either the Company or the Operating Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of either the Company or the Operating Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the address referred to in clause (3).

      (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 9.14(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent in Temporary Cash Investments an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. From funds on hand and available for such purpose, the Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 9.14.

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

      (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by the Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

      (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 9.14; as well as an Opinion of Counsel to the effect that all of the requirements of this Section 9.14 have been satisfied. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

      (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 9.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 9.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 9.14 by virtue thereof.

SECTION 9.15. Offer to Redeem Upon Redemption of the Existing Preferred Stock.

      If either (i) the Operating Company redeems the Existing Preferred Stock or (ii) the Company sells the Existing Preferred Stock, in either case prior to its Stated Maturity, the Company shall either (i) exercise its legal or covenant defeasance option by complying with the applicable provisions of Section 3.02 (other than the termination of the waiting period specified in Section 3.02(3)) or (ii) initiate the redemption of the Notes pursuant to Section 10.02 within 60 days of the completion of such transaction.

                                   ARTICLE TEN
                               REDEMPTION OF NOTES

SECTION 10.01. Applicability of Article.

      Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Ten.

SECTION 10.02. Optional Redemption.

      Subject to the restrictions specified in the form of Note, the Notes may be redeemed as a whole at any time or in part from time to time, at the redemption prices and as otherwise specified in such form of Note for redemptions, together with all accrued interest to the Redemption Date.

SECTION 10.03. Election to Redeem.

      The election by the Company to redeem Notes pursuant to Section 10.02 shall be evidenced by a resolution adopted by a majority of the entire Board of Directors of the Company.

SECTION 10.04. Selection by Company of Notes to be Redeemed.

      (a) The particular Notes to be redeemed pursuant to Section 10.02, if less than all the Outstanding Notes are to be redeemed pursuant thereto, shall be selected by the Company not more than 60 days nor less than 45 days prior to the Redemption Date unless a shorter period is acceptable to the Trustee, from the Outstanding Notes not previously called for redemption and, subject to Section 10.04(c) hereof, shall be redeemed pro rata among the Holders in the proportion that the aggregate amount of Notes held by a Holder bears to the aggregate amount of Notes Outstanding, provided Notes shall be selected for redemption in denomination of $1,000 or integral multiples thereof.

      (b) The Company promptly shall notify the Trustee in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

      (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.

SECTION 10.05. Notice of Redemption.

      Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

      All notices of redemption shall state:

      (a) the Redemption Date;

      (b) the redemption price;

      (c) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;

      (d) that on the Redemption Date the redemption price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after such date;

      (e) the place or places where such Notes are to be surrendered for payment of the redemption price;

      (f) the CUSIP number, if any, printed on the Notes being redeemed; and

      (g) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 10.06. Deposit of Redemption Price.

      Prior to any Redemption Date, the Company shall deposit with the Trustee or with the paying agent funds sufficient to pay the redemption price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes that are to be redeemed on that date.

SECTION 10.07. Notes Payable on Redemption Date.

      Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall become due and payable on the Redemption Date, at the redemption price therein specified, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the redemption price, together with all accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.08.

      If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the applicable rate specified in
Section 2.03.

SECTION 10.08. Notes Redeemed in Part.

      Any Note that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section
9.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note, at the expense of the Company, a new Note or Notes, of any authorized denomination requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

                                 ARTICLE ELEVEN
                                  SUBORDINATION

SECTION 11.01. Agreement of Subordination.

      The Company covenants and agrees, and each Holder of Notes by his acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Eleven; and each Person holding any Note, whether upon original issue or exchange or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

      The payment of the principal of and premium, if any, interest and any other amount due on all Notes, to the extent and in the manner hereinafter set forth, shall be subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (including interest accruing after the filing of a petition by or against the Company under any Bankruptcy Law, whether or not allowed as a claim), whether outstanding at the date hereof or hereafter incurred.

SECTION 11.02. Payments to Holders of Notes.

      In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on or any other payment due under the Senior Credit Facility, then, unless and until such default shall have been cured or waived, no payment or distribution shall be made by or on behalf of the Company with respect to the principal of or premium, if any, interest or any other payment due on or with respect to the Notes.

      In the event and during the continuation of any default (other than a default of any payment due) with respect to the Senior Credit Facility permitting the Senior Lenders thereunder to accelerate the maturity thereof, then, unless and until such default shall have been cured or waived, no payment or distribution shall be made by or on behalf of the Company with respect to the principal of or premium, if any, interest or any other payment due on or with respect to the Notes, if written notice of such default shall have been given to the Trustee and the Company by the Bank Agent, during the period commencing on the date on which such notice is received by the Company and the Trustee and ending on the earlier to occur of (a) the 179th day thereafter or (b) the day on which such default is cured or waived; provided, however, that this sentence shall not prohibit any payment of any installment of principal of or premium, if any, interest or any other payment due on the Notes for more than 179 days in any 365-day period and provided, further, that no default that once formed the basis for any such notice by the Bank Agent shall form the basis of any subsequent notice under this paragraph. For purposes of the preceding sentence, "default" shall mean any default or failure to observe or perform any provision of the Senior Credit Facility, after the giving of notice, the expiration of any grace periods, or both, so that the Senior Lenders are entitled to accelerate the maturity thereof.

      Upon any payment by the Company, or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation or reorganization of the Company or its property, whether voluntary or involuntary, or any assignment for the benefit of creditors or any marshaling of assets and liabilities, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness first shall be paid in full in cash, or payment thereof provided for in cash in accordance with its terms, before any payment is made on account of the principal of or premium, if any, interest or any other amount due on or with respect to the Notes; and upon any such dissolution, winding-up, liquidation, reorganization, assignment, marshaling or proceedings:

      (a) the Senior Lenders shall be entitled to receive payment in full in cash and cash equivalents of all Senior Indebtedness before the Holders of the Notes and the Trustee shall be entitled to receive any payment of principal or premium, if any, or interest on or other amounts payable with respect to the Notes; and

      (b) any payment by the Company, or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article Eleven, shall be paid by the Company or by any custodian, agent or other Person making such payment or distribution, or by any Holder, the Trustee, any paying agent or any depository if received by it, directly to the Senior Lenders or their representative or representatives, or the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the Senior Lenders.

      In the event that, notwithstanding the foregoing, any payment by or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders before all such Senior Indebtedness is paid in full in cash, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the Senior Lenders or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

      The consolidation of the Company with or the merger of the Company into another corporation, or the liquidation or dissolution of the Company following the conveyance or transfer of its property or assets as an entirety or substantially as an entirety to another corporation, upon the terms and conditions provided for in Article Seven, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.02 if such other corporation, as a part of such consolidation, merger, conveyance or transfer, shall comply with the conditions stated in Article Seven. Nothing in this Section 11.02 shall apply to claims of or payments to the Trustee pursuant to Section 5.07.

      The Senior Lenders, at any time and from time to time, without the consent of or notice to the Holders, without incurring responsibility to the Holders and without impairing or releasing the obligations of the Holders hereunder to the Senior Lenders, may: (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness; (c) release any Person liable in any manner for the collection or payment of the Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company or any other Person.

      For purposes of this Article Eleven, "payments" of or with respect to the Notes includes any payment, redemption, acquisition, deposit, segregation, retirement, sinking hand payment and defeasance of or with respect to the Notes, but does not include the delivery of Outstanding or previously redeemed Notes in satisfaction of all or any part of any sinking fund payment.

SECTION 11.03. Subordination or Notes.

      Subject to the payment in full in cash of all Senior Indebtedness at the time outstanding, the Holders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article Eleven, and no payment over pursuant to the provisions of this Article Eleven to or for the benefit of the Senior Lenders by the Holders or the Trustee, shall, as between the Company, its creditors other than the Senior Lenders and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the Senior Lenders on the other hand.

      Nothing contained in this Article Eleven or elsewhere in this Indenture (except to the extent contemplated by Section 4.02) or in the Notes is intended to or shall impair, as between the Company, its creditors other than the Senior Lenders and the Holders, the obligation of the

Company, which is absolute and unconditional, to pay to the Holders the principal of and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the Senior Lenders, nor shall anything herein (except to the extent contemplated by Section 4.02) or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the Senior Lenders in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      Upon any payment or distribution of assets or securities of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of
Section 5.01, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation, reorganization, assignment, marshaling or proceedings are pending, or a certificate of any Custodian, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Lenders and the holders of other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 11.04. Authorization by Holders of Notes.

      Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for any and all such purposes including, without limitation in the event of any dissolution, winding-up, liquidation, marshaling of assets and liabilities or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid principal balance of and premium, if any, and accrued interest on and other obligations with respect to the Notes in the form required in those proceedings.

SECTION 11.05 Notice to Trustee.

      The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment or distribution to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Eleven. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact that would prohibit the making of any payment or distribution to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Eleven, unless and until a Responsible Officer shall have received written notice thereof at the Principal Office of the Trustee from the Company or a Senior Lender or from any trustee for Senior Indebtedness; and prior to the receipt of any such written notice the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.05 within one Business Day prior to the date upon which by the terms hereof any funds may become payable for any purpose (including without limitation the payment of the principal of or premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such funds and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within one Business Day prior to such date.

      The Trustee, subject to the provisions of Section 5.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Senior Lender (or a trustee or agent on behalf of a Senior Lender) to establish that such notice has been given by a Senior Lender or a trustee or agent on behalf of any such Senior Lender. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Senior Lender to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other fact pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

SECTION 11.06. Trustee's Relation to Senior Indebtedness.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it, to the same extent as any other Senior Lender, and no provision of this Indenture shall deprive the Trustee of any of its rights as such Senior Lender.

      With respect to the Senior Lenders, the Trustee undertakes to perform or to observe only such covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenant or obligation with respect to the Senior Lenders shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Lenders.

      Whenever a distribution is to be made or a notice given to Senior Lenders, the distribution may be made and the notice given to their representative(s).

SECTION 11.07. No Impairment of Subordination.

      No right of any present or future Senior Lender to enforce subordination as herein provided at any time in any way shall be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such Senior Lender, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such Senior Lender may have or otherwise be charged with.


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

SECTION 11.08. Article Eleven Not to Prevent Events of Default.

      The failure to make a payment on account of principal, premium, if any, interest or any other amount due hereunder or on the Notes by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of an Event of Default under Section 4.01 but the remedies in respect thereof are limited as set forth in Article Four and any amounts realized through the exercise of such remedies shall be subject to the provisions of this Article Eleven.

SECTION 11.09. Continuing Effect.

      The foregoing provisions constitute a continuing offer to all Persons who become, or continue to be, Senior Lenders; and such provisions are made for the benefit of the Senior Lenders, and such Senior Lenders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions and need not prove reliance thereon.

SECTION 11.10. Individual Rights of Senior Lenders.

      A Senior Lender in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Subsidiary or Affiliate of the Company with the same rights as if it were not a Senior Lender.

SECTION 11.11. Article Applicable to Paying Agents and Depositaries.

      In case at any time any paying agent or depositary other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent or depositary within its meaning as fully for all intents and purposes as if such paying agent or depositary were named in this Article in addition to or in place of the Trustee; provided, however, that Section 11.06 shall not apply to the Company if it acts as paying agent.

      The Trustee hereby accepts the trusts in Indenture declared and provided, upon the terms and conditions hereinabove set forth.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals, if any, to be hereunto affixed and attested, all as of the date first written above.

                                    CARTER HOLDINGS, INC.


                                    By: /s/
                                        ------------------------------------
                                    Name:  Frederick J. Rowan II
                                    Title: President

                                     Attest:


                                    By: /s/
                                        ------------------------------------
                                    Name:  David A. Brown
                                    Title: Clerk

                                    STATE STREET BANK AND TRUST COMPANY


                                    By: /s/
                                        ------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT'), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED

----------

(1) This paragraph should only be added if the Note is issued in global form.

INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION 2 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 50l(A)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S OR THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                              CARTER HOLDINGS, INC.
                12% Senior Subordinated Note Due October 1, 2008
No. ____                                              CUSIP No.
                                                                        $_____

      AS STATED IN THE INDENTURE, THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO SUBORDINATION IN CERTAIN EVENTS TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN) OF THE COMPANY

      Carter Holdings, Inc., a Massachusetts corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of US $____________ on October 1 2008, and to pay interest thereon at the rate of 12% per annum from the date this Note was originally issued under the Indenture or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until Maturity. Interest shall be computed for such period on the basis of the actual number of days elapsed in a 360-day year. Interest at such rate shall be payable in arrears on each May 1 and November 1, commencing May 1,1997 and at Maturity. Interest shall be payable at the rate of 14% per annum on any overdue principal and on any overdue interest, to the extent that the payment of such interest shall be legally enforceable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, as provided in the

Indenture, to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 and October 15, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date forthwith will cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for such purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment may be made by check mailed to the Person entitled thereto at his address appearing on the Note Register. Notwithstanding the foregoing, the principal of and premium, if any, and interest on this Note (other than the final payment of principal) at the option of the Holder hereof shall be made directly to such Holder, by wire transfer of immediately available hands, without presentment, to the address designated by such Holder in writing. Before selling or otherwise transferring this Note, such Holder will make a notation hereon of the aggregate amount of all payments of principal theretofore made, and of the date to which interest has been paid.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth on this front side of this Note.

      THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS THEREOF.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee as provided in the Indenture.

      Capitalized terms used herein that are not defined herein but that are defined in the Indenture are used as therein defined.

      IN WITNESS WHEREOF, Carter Holdings, Inc. has caused this instrument to be duly executed under its corporate seal.

                                    CARTER HOLDINGS, INC.


                                    By:
                                          ------------------------------------
                                    Name:  Frederick J. Rowan II
                                    Title: President

                                     Attest:


                                    By:
                                          ------------------------------------
                                    Name:  David A Brown
                                    Title: Clerk

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

STATE STREET BANK AND TRUST
      COMPANY, as Trustee,
certifies that this is one
of the Notes referred
to in the Indenture


By:
      -----------------------
      Authorized Signatory

                                (REVERSE OF NOTE)

      This Note is one of a duly authorized issue of Notes of the Company, designated as its 12% Senior Subordinated Notes due October 1, 2008 (the "Notes"), limited in aggregate principal amount to not more than $20,000,000 and to be issued under an Indenture dated as of March 25, 1997, amending and restating the indenture dated as of October 30, 1996 (the "Indenture"), from the Company to STATE STREET BANK AND TRUST COMPANY (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      Subject to the terms of Article Ten and Eleven of the Indenture, the Notes are subject to redemption at any time or from time to time, upon not less than 30 days' nor more than 60 days' notice, as a whole or in part, at the election of the Company, at the following optional redemption prices (expressed as a percentage of principal amount redeemed), if redeemed during the period beginning on the respective date indicated below and ending on the day before the next date indicated, plus accrued and unpaid interest thereon to the date of such redemption on the amount redeemed



                  Date                 Optional Redemption Price
                  ----                 -------------------------
            December 31, 1996                   109.0%

            October 1,1999                      107.0%

            October 1, 2000                     105.0%

            October 1, 2001                     103.0%

            October 1,2002                      101.0%

            October 1, 2003 and thereafter      100.0%

      Interest that is due and payable on or prior to any such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Date referred to on the face hereof; all as provided in the Indenture.

      In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Indenture further provides that, upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing and shall promptly make an offer to purchase, on the last day of the next fiscal quarter of the Company commencing after the Change of Control Date (the "Change of Control Payment Date"), all Notes then Outstanding at a purchase price equal to 101% of the principal amount of such Note together with accrued interest to and including the Change of Control Payment Date.

      If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      So long as any Senior Indebtedness is outstanding or the Company shall have any outstanding obligation thereunder, the Company may not amend or modify in certain respects any of the subordination provisions contained in the Indenture as against any Senior Lender who has not consented thereto.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provision to or changing in any manner or eliminating any provision of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or Interest Payment Date with respect to any payment of interest on, any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or impair the right to institute suit for the payment on or after the Stated Maturity thereof or Interest Payment Date therefor, as the case may be (or, in the case of redemption or repurchase, on or after the Redemption Date or Change of Control Payment Date), or change the place of payment where, or the coin or currency in which, the principal, premium, if any, or interest is payable, (b) reduce the aforesaid percentage in principal amount of the Outstanding Notes the consent of whose Holders is required to waive compliance with certain provisions of the Indenture or certain defaults thereunder or to consent to any such supplemental indenture or (c) modify certain sections of the Indenture or the Events of Default thereunder. The Indenture also provides that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding on behalf of the Holders of all of the Notes may waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of the principal of or premium, if any, or interest on any of the Notes and certain other defaults. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and any Note that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture (except to the extent contemplated by Section 4.02 of the Indenture) shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the place, at the times, at the rate and in the coin or currency herein prescribed.

      The Notes are issuable only in registered form (pursuant to Regulation ss. 5f 103-1 of the Federal Income Tax Regulations) without coupons in denominations of $1,000 and any integral multiple thereof and maybe transferred only by surrender of this Note and the reissuance by the Company of this Note to the transferee or the issuance by the Company of a new Note or new Notes to the transferee or transferees. At the office or agency of the Company maintained for such purpose and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

      Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, the Trustee, any paying agent, and any Note Registrar may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar), for the purpose of receiving payment hereof and for all other purposes, and none of the Company, the Trustee, any paying agent or any Note Registrar shall be affected by any notice to the contrary. No payments made to or upon the order of such registered Holder, to the extent of the sum or sums paid, shall satisfy and discharge liability for amounts payable on this Note.

      The rate of interest payable hereon shall in no event exceed the maximum rate permissible under applicable law. If interest would otherwise be payable to the Holder hereof in excess of the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law; and if the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereon, such excess shall be refunded to the Company.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  ________________________   Your Signature _______________________________


Signature
Guarantee:  ____________________________________________________________________
            (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 9.08 or 9.14 of the Indenture, check the box:

                                        _
                                       |_|

      If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.08 or 9.14 of the Indenture, state the amount:

$___________________

Date:  _____________________________   Your Signature:__________________________
                                       (Sign exactly as your name appears on the other side of the Note)

Signature
Guarantee:  ____________________________________________________________________
            (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                    EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]

      UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), AND TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(2)

                              CARTER HOLDINGS, INC.
                12% Senior Subordinated Note Due October 1, 2008

No. _____                                             CUSIP No.
                                                                   $__________

      AS STATED IN THE INDENTURE, THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO SUBORDINATION IN CERTAIN EVENTS TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN) OF THE COMPANY

      Carter Holdings, Inc., a Massachusetts corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of US $___________ on October 1,2008, and to pay interest thereon at the rate of 12% per annum from the date this Note was originally issued under the Indenture or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until Maturity. Interest shall be computed for such period on the basis of the actual number of days elapsed in a 360-day year. Interest at such rate shall be payable in arrears on each May 1 and

----------

(2) This paragraph should only be added if the Note is issued in Global form.

November 1 commencing May 1, 1997 and at Maturity. Interest shall be payable at the rate of 14% per annum on any overdue principal and on any overdue interest, to the extent that the payment of such interest shall be legally enforceable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, as provided in the Indenture, to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 and October 15, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date forthwith will cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for such purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment may be made by check mailed to the Person entitled thereto at his address appearing on the Note Register. Notwithstanding the foregoing, the principal of and premium, if any, and interest on this Note (other than the final payment of principal) at the option of the Holder hereof shall be made directly to such Holder, by wire transfer of immediately available hands, without presentment, to the address designated by such Holder in writing. Before selling or otherwise transferring this Note, such Holder will make a notation hereon of the aggregate amount of all payments of principal theretofore made, and of the date to which interest has been paid.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth on this front side of this Note.

      THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS THEREOF.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee as provided in the Indenture.

      Capitalized terms used herein that are not defined herein but that are defined in the Indenture are used as therein defined.

      IN WITNESS WHEREOF, Carter Holdings, Inc. has caused this instrument to be duly executed under its corporate seal.

                                    CARTER HOLDINGS, INC.


                                    By:
                                           -----------------------------------
                                    Name:  Frederick J. Rowan II
                                    Title: President

                                     Attest:


                                    By:
                                           -----------------------------------
                                    Name:  David A. Brown
                                    Title: Clerk

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

STATE STREET BANK AND TRUST
      COMPANY, as Trustee,
certifies that this is one of the Notes
referred to in the Indenture


By:
      --------------------------
      Authorized Signatory

                                (REVERSE OF NOTE)

      This Note is one of a duly authorized issue of Notes of the Company, designated as its 12% Senior Subordinated Notes due October 1, 2008 (the "Notes"), limited in aggregate principal amount to not more than $20,000,000 and to be issued under an Indenture dated as of March 25, 1997, amending and restating the indenture dated as of October 30, 1996 (the "Indenture"), from the Company to STATE STREET BANK AND TRUST COMPANY (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      Subject to the terms of Article Ten and Eleven of the Indenture, the Notes are subject to redemption at any time or from time to time, upon not less than 30 days' nor more than 60 days' notice, as a whole or in part, at the election of the Company, at the following optional redemption prices (expressed as a percentage of principal amount redeemed), if redeemed during the period beginning on the respective date indicated below and ending on the day before the next date indicated, plus accrued and unpaid interest thereon to the date of such redemption on the amount redeemed:


                  Date                 Optional Redemption Price
                  ----                 -------------------------
            December 31, 1996                   109.0%

            October 1, 1999                     107.0%

            October 1 2000                      105.0%

            October 1 2001                      103.0%

            October 1,2002                      101.0%

            October 1, 2003 and thereafter      100.0%

      Interest that is due and payable on or prior to any such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.

      In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Indenture further provides that, upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing and shall promptly make an offer to purchase, on the last day of the next fiscal quarter of the Company commencing after the Change of Control Date (the "Change of Control Payment Date"), all Notes then Outstanding at a purchase price equal to

101% of the principal amount of such Note together with accrued interest to and including the Change of Control Payment Date.

      If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      So long as any Senior Indebtedness is outstanding or the Company shall have any outstanding obligation thereunder, the Company may not amend or modify in certain respects any of the subordination provisions contained in the Indenture as against any Senior Lender who has not consented thereto.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provision to or changing in any manner or eliminating any provision of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or Interest Payment Date with respect to any payment of interest on, any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or impair the right to institute suit for the payment on or after the Stated Maturity thereof or Interest Payment Date therefor, as the case may be (or, in the case of redemption or repurchase, on or after the Redemption Date or Change of Control Payment Date), or change the place of payment where, or the coin or currency in which, the principal, premium, if any, or interest is payable, (b) reduce the aforesaid percentage in principal amount of the Outstanding Notes the consent of whose Holders is required to waive compliance with certain provisions of the Indenture or certain defaults thereunder or to consent to any such supplemental indenture or (c) modify certain sections of the Indenture or the Events of Default thereunder. The Indenture also provides that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding on behalf of the Holders of all of the Notes may waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of the principal of or premium, if any, or interest on any of the Notes and certain other defaults. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and any Note that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture (except to the extent contemplated by Section 4.02 of the Indenture) shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the place, at the times, at the rate and in the coin or currency herein prescribed.

      The Notes are issuable only in registered form pursuant to Regulation ss. 5f 103-] of the Federal Income Tax Regulations) without coupons in denominations of $1,000 and any integral multiple thereof and may be transferred only by surrender of this Note and the reissuance by the Company of this Note to the transferee or the issuance by the Company of a new Note or new Notes to the transferee or transferees. At the office or agency of the Company maintained for such purpose and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

      Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, the Trustee, any paying agent, and any Note Registrar may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar), for the purpose of receiving payment hereof and for all other purposes, and none of the Company, the Trustee, any paying agent or any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder, to the extent of the sum or sums paid, shall satisfy and discharge liability for amounts payable on this Note.

      The rate of interest payable hereon shall in no event exceed the maximum rate permissible under applicable law. If interest would otherwise be payable to the Holder hereof in excess of the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law; and if the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereon, such excess shall be refunded to the Company.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _____________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  __________________________   Your Signature______________________________

Signature Guarantee: ___________________________________________________________
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)


________________________________________________________________________________

Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 9.08 or 9.14 of the Indenture, check the box:

                                        _
                                       |_|

      If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.08 or 9.14 of the Indenture, state the amount:

$________________


Date:  ________________________ Your Signature:_________________________________
                                (Sign exactly as your name appears on the other side of the Note)

Signature Guarantee: ___________________________________________________________
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                    EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON TRANSFER
                    OR EXCHANGE OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) book-entry or ____ definitive form by the undersigned.

The undersigned (check one box below):

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

|_| has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer or exchange of any of such Notes occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

      (1)   |_|   acquired for the undersigned's own account, without transfer
                  (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.
                  06(d)(i)(A) of the Indenture); or

      (2)   |_|   transferred to the Company; or

      (3)   |_|   transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

      (4)   |_|   transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

      (5)   |_|   transferred to an institutional "accredited investor" (as
                  defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit D to the Indenture); or

      (6)   |_|   transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that if box (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinion, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.


                                          ------------------------------------
                                                    Signature

Signature Guarantee:


-------------------------------           ------------------------------------
                                                    Signature

Signature must be guaranteed by a participant in a signature guarantee medallion program


------------------------------------------------------------------------------

                                    EXHIBIT D

                        TRANSFER LETTER OF REPRESENTATION

State Street Bank and Trust Company
Two International Plaza, 4th Floor
Boston, MA  20110

Carter Holdings, Inc.
1590 Adamson Parkway, Suite 400
Morrow, GA 30260

Dear Sirs:

      This certificate is delivered to request a transfer of $_____________ principal amount of the 12% Senior Subordinated Notes due 2008 (the "Notes") of Carter Holdings, Inc. (the "Company").

      Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

            Name:       _____________________________________________

            Address:    _____________________________________________

            Taxpayer ID Number: _____________________________________

      The undersigned represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501
(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its Investments.

      2. We understand that the Notes have not been registered under the Securities Act and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                   TRANSFEREE:
                                              --------------------------------


                                   By:
                                       ---------------------------------------


                                       2